UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39103	82-1685768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 600, Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

(267) 759-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On June 22, 2021, Brian Daniels, M.D. informed the Board of Directors (the “Board”) of Cabaletta Bio, Inc. (the “Company”) of his resignation as a member of the Board and all committees of the Board, effective as of June 24, 2021. There are no disagreements between Dr. Daniels and the Company on any matter relating to the Company’s operations, policies or practices.

Election of Director

On June 24, 2021, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of the Company appointed Scott C. Brun, M.D. to join the Board, effective as of June 24, 2021. Dr. Brun will serve as a Class I director until his term expires at the 2023 annual meeting of stockholders at which time he will stand for election by the Company’s stockholders. The Board determined that Dr. Brun is independent under the listing standards of Nasdaq. Dr. Brun was also appointed to serve on the Nominating and Corporate Governance and Audit Committees of the Board.

Effective as of June 24, 2021, the Nominating and Corporate Governance Committee of the Board is composed of Mark Simon, Dr. Brun and Catherine Bollard, MBChB, M.D., the Audit Committee of the Board is composed of Richard Henriques, Dr. Brun and Mr. Simon and the Compensation Committee of the Board is composed of Dr. Bollard, Mr. Henriques, and Mr. Simon.

As a non-employee director, Dr. Brun will receive cash compensation and an equity award for his Board service in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy. Dr. Brun is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Brun and any other persons pursuant to which he was selected as a director. In addition, Dr. Brun will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

On June 28, 2021, the Company issued a press release announcing Dr. Brun’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Exhibits

(d) Exhibits

99.1	Press Release Issued by the Company on June 28, 2021, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CABALETTA BIO, INC.

Date: June 28, 2021	By:	/s/ Steven Nichtberger
Steven Nichtberger, M.D.
President and Chief Executive Officer